Exhibit 99.12

Execution Version

Dated 12 June 2020

JD FINANCIAL INVESTMENT LIMITED

MORESPARK LIMITED

AND

HAMMER CAPITAL OPPORTUNITIES FUND L.P.

SUPPLEMENTAL DEED TO DEED OF IRREVOCABLE UNDERTAKING

KIRKLAND & ELLIS

26/F, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

TABLE OF CONTENTS

		Page
1	INTERPRETATION	1
2	AMENDMENTS TO THE JD IRREVOCABLE UNDERTAKING	1
3	GENERAL PROVISIONS	2

- i -

THIS SUPPLEMENTAL DEED is made on 12 June 2020,

BETWEEN:

(1)

JD Financial Investment Limited, a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands (the “Shareholder”);

(2)

Morespark Limited, a private company limited by shares incorporated under the laws of Hong Kong whose registered office is at 29/F Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong (“Tencent”); and

(3)

Hammer Capital Opportunities Fund L.P., an exempted limited partnership organised under the laws of the Cayman Island whose registered office is at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands (“Hammer”, together with Tencent, the “Consortium”, each a “Consortium Member”).

WHEREAS:

(A)

The Shareholder and the Consortium entered into a deed of irrevocable undertaking on 12 September 2019 (the “JD Irrevocable Undertaking”) pursuant to which the Shareholder has undertaken, among other things, not to accept the Offer in respect of any of the Offeree Shares or make any of the Offeree Shares available for acceptance under the Offer, subject to the terms and conditions therein.

(B)

In consideration of the mutual agreements of the Parties hereto, the Parties have agreed to amend certain terms of the JD Irrevocable Undertaking pursuant to Clause 14 of the JD Irrevocable Undertaking on the terms of this Supplemental Deed.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	All expressions defined in the JD Irrevocable Undertaking shall, unless otherwise defined in this Supplemental Deed, have the same meanings in this Supplemental Deed.

2	AMENDMENTS TO THE JD IRREVOCABLE UNDERTAKING

2.1	The JD Irrevocable Undertaking shall be amended in accordance with this Clause 2 with effect from the date of this Supplemental Deed.

2.2	The definition of “Support Agreement” shall be deleted in its entirety and replaced with the following new definition:

““Support Agreement” means the support agreement dated on or about the date of this Undertaking entered into among Tencent, Hammer and JD.com Global Investment Limited, as amended and supplemented from time to time;”

1

2.3	Clause 6.1 of the JD Irrevocable Undertaking shall be deleted in its entirety and replaced with the following new Clause 6.1:

“For the avoidance of doubt, nothing in this Undertaking shall oblige the Consortium to announce or proceed with the Acquisition and the Offer. The obligations of the Shareholder under this Undertaking will cease and terminate if the Rule 3.5 Announcement is not released on or before 12 July 2020 or any other date as may be agreed by the Shareholder and the Consortium in writing.”

2.4

Except as expressly amended by this Supplemental Deed, the JD Irrevocable Undertaking shall remain in full force and effect and nothing in this Supplemental Deed shall constitute a waiver, variation, modification or amendment of any provisions of the JD Irrevocable Undertaking. For the avoidance of doubt, all rights and liabilities of the Parties which have accrued under the JD Irrevocable Undertaking before the date of this Supplemental Deed shall continue to exist. The JD Irrevocable Undertaking and this Supplemental Deed shall be read and construed as one document. All references in the JD Irrevocable Undertaking to “this Undertaking” shall be read and construed as references to the JD Irrevocable Undertaking as amended and supplemented by this Supplemental Deed.

3	GENERAL PROVISIONS

Clause 1 (Interpretation), Clause 10 (Notices), Clause 11 (Other), Clause 12 (Costs), Clause 13 (Entire Agreement), Clause 14 (Variation), Clause 15 (Counterparts) and Clause 16 (Governing Law and Jurisdiction) of the JD Irrevocable Undertaking shall apply mutatis mutandis to this Supplemental Deed.

2

SIGNED, SEALED AND DELIVERED	)
as a DEED in the name of	)
JD FINANCIAL INVESTMENT LIMITED	)
by its duly authorised representative	)
)
in the presence of:	)	/s/ Wang Nani

/s/ Gao Jing	Signature of witness
Gao Jing	Name of witness
Beijing, PRC	Address of witness

[Signature Page to Supplemental Deed to JD Irrevocable Undertaking]

SIGNED, SEALED AND DELIVERED	)
as a DEED in the name of	)
MORESPARK LIMITED	)
by its duly authorised representative	)
Ma Huateng	)
in the presence of:	)	/s/ Ma Huateng

/s/ Lo Han Ling	Signature of witness
Lo Han Ling	Name of witness
29 F, Three Pacific Place,	Address of witness
One Queen’s Road East,
Wan Chai, Hong Kong

[Signature Page to Supplemental Deed to JD Irrevocable Undertaking]

SIGNED, SEALED AND DELIVERED	)
as a DEED in the name of	)
HAMMER CAPITAL OPPORTUNITIES	)
GENERAL PARTNER	)
as the general partner of	)
HAMMER CAPITAL OPPORTUNITIES	)
FUND L.P.	)
by its duly authorised representative	)
TSANG, LING KAY RODNEY	)
in the presence of:	)	/s/ TSANG, LING KAY RODNEY

/s/ ANDREW WONG	Signature of witness
ANDREW WONG	Name of witness
3607-09, 36/F ICBC TOWER,	Address of witness
3 Garden Road, CENTRAL,
HONG KONG

[Signature Page to Supplemental Deed to JD Irrevocable Undertaking]